UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2005

ASPEN TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24786	04-2739697
(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation	File Number)	Identification No.)

Ten Canal Park, Cambridge MA		02141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 949-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On November 22, 2005, Aspen Technology, Inc. (the “Company”) filed a Current Report on Form 8-K announcing that it had executed, on November 16, 2005, a Stipulation and Agreement of Compromise, Settlement and Release of Securities Action (the “Stipulation”) relating to the putative consolidated class action lawsuit pending against the Company and certain of its current and former officers and directors in the United States District Court for the District of Massachusetts (the “Court”), captioned Aspen Technology, Inc. Securities Litigation, Civil Action No. 04-12375 (D. Mass.).  The parties to the Stipulation are The Operating Engineers and Construction Industry and Miscellaneous Pension Fund (Local 66) and City of Roseville Employees’ Retirement System as lead plaintiff (the “Plaintiffs”), purporting to represent a putative class of persons who purchased Aspen Technology, Inc. common stock between December 7, 1999 through March 15, 2005, the Company, and certain of its current and former officers and directors.

On December 12, 2005, the Court granted preliminary approval of the settlement provided for in the Stipulation and set a hearing date of March 6, 2006 to consider final approval of the settlement.  However, the settlement remains subject to the satisfaction of various conditions, including, among other things, notification to members of the class, defined to include all persons who purchased Aspen Technology, Inc. common stock between October 29, 1999 and March 15, 2005, inclusive (the “Class”), and final approval by the Court.  Pursuant to the settlement, $5.6 million will be paid into a settlement fund, assuming the conditions to settlement are met, including final Court approval of the settlement.  The Company believes that the costs of funding the settlement set forth in the Stipulation will be paid by the Company’s insurance carrier or otherwise have been previously reserved by the Company.

The terms of the settlement, including the terms of the distribution of settlement funds, will be disclosed in the notice to be sent to members of the Class.  Pursuant to the settlement, all costs of preparing and distributing notices to members of the Class and administration of the settlement, together with all fees and expenses awarded to plaintiffs’ counsel and certain other expenses, will be paid out of the settlement fund, which will be maintained by an escrow agent under the Court’s supervision.  The Court has appointed Gilardi & Co., LLC to be Claims Administrator.

As part of the settlement, the Plaintiffs have agreed to dismiss the class action lawsuit with prejudice effective upon entry of final judgment after Court approval.  The Company entered into the Stipulation to resolve the matter and without acknowledging any fault, liability or wrongdoing of any kind.  There has been no adverse determination by the Court against the Company or any of the other defendants in the case.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: December 16, 2005	By:	/s/ Charles F. Kane
Charles F. Kane Senior Vice President – Finance and Chief Financial Officer